=========================================================================

                                  EXHIBIT 4.1



                                RIGHTS AGREEMENT


                          DATED AS OF DECEMBER 7, 1994


                                    BETWEEN



                              PROCYTE CORPORATION


                                      AND



                       AMERICAN SECURITIES TRANSFER, INC.

                                AS RIGHTS AGENT


=========================================================================

                                    CONTENTS

SECTION 1.   CERTAIN DEFINITIONS.........................................................   1

SECTION 2.   APPOINTMENT OF RIGHTS AGENT.................................................   8

SECTION 3.   ISSUE OF RIGHTS AND RIGHT CERTIFICATES......................................   8

SECTION 4.   FORM OF RIGHT CERTIFICATES..................................................  10

SECTION 5.   EXECUTION, COUNTERSIGNATURE AND REGISTRATION................................  10

SECTION 6.   TRANSFER, SPLIT-UP, COMBINATION AND
             EXCHANGE OF RIGHT CERTIFICATES; LOST,
             STOLEN, DESTROYED OR MUTILATED RIGHT
             CERTIFICATES; UNCERTIFICATED RIGHTS.........................................  11

SECTION 7.   EXERCISE OF RIGHTS; EXPIRATION DATE OF RIGHTS...............................  12

SECTION 8.   CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES..........................  14

SECTION 9.   RESERVATION AND AVAILABILITY OF PREFERRED SHARES............................  14

SECTION 10.  PREFERRED SHARES RECORD DATE................................................  15

SECTION 11.  ADJUSTMENTS IN RIGHTS AFTER THERE IS AN
             ACQUIRING PERSON; EXCHANGE OF RIGHTS
             FOR SHARES; BUSINESS COMBINATIONS...........................................  16

SECTION 12.  CERTAIN ADJUSTMENTS.........................................................  20

SECTION 13.  CERTIFICATE OF ADJUSTMENT...................................................  22

SECTION 14.  ADDITIONAL COVENANTS........................................................  22

SECTION 15.  FRACTIONAL RIGHTS AND FRACTIONAL SHARES.....................................  22

SECTION 16.  RIGHTS OF ACTION............................................................  23

                                                                         PAGE i

SECTION 17.  TRANSFER AND OWNERSHIP OF RIGHTS AND RIGHT CERTIFICATES.....................  24

SECTION 18.  RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER...........................  24

SECTION 19.  CONCERNING THE RIGHTS AGENT.................................................  25

SECTION 20.  MERGER OR CONSOLIDATION OR CHANGE OF RIGHTS AGENT...........................  25

SECTION 21.  DUTIES OF RIGHTS AGENT......................................................  26

SECTION 22.  CHANGE OF RIGHTS AGENT......................................................  28

SECTION 23.  ISSUANCE OF ADDITIONAL RIGHTS AND RIGHT CERTIFICATES........................  29

SECTION 24.  REDEMPTION AND TERMINATION..................................................  29

SECTION 25.  NOTICES.....................................................................  30

SECTION 26.  SUPPLEMENTS AND AMENDMENTS..................................................  31

SECTION 27.  SUCCESSORS..................................................................  32

SECTION 28.  BENEFITS OF THIS RIGHTS AGREEMENT;
             DETERMINATIONS AND ACTIONS BY THE
             COMPANY'S BOARD OF DIRECTORS................................................  32

SECTION 29.  SEVERABILITY................................................................  32

SECTION 30.  GOVERNING LAW...............................................................  33

SECTION 31.  COUNTERPARTS; EFFECTIVENESS.................................................  33

SECTION 32.  DESCRIPTIVE HEADINGS........................................................  33

Exhibits
--------

A  STATEMENT OF DESIGNATION OF RIGHTS AND PREFERENCES
B  FORM OF RIGHT CERTIFICATE
                                                                         PAGE ii

                                RIGHTS AGREEMENT

          RIGHTS AGREEMENT dated as of December 7, 1994, between PROCYTE CORPORATION, a Delaware corporation (the "Company"), and AMERICAN SECURITIES TRANSFER, INC., as Rights Agent (the "Rights Agent").

     The Board of Directors of the Company has authorized and declared a dividend of one Right (as hereinafter defined) for each share of Common Stock, par value $.01 per share, of the Company (the "Common Stock") outstanding at the Close of Business (as hereinafter defined) on December 8, 1994 (the "Record Date") and has authorized the issuance of one Right (as such number may hereafter be adjusted pursuant to the provisions of this Rights Agreement) with respect to each share of Common Stock that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Expiration Date (as such terms are hereinafter defined); provided, however,
                                                             --------  -------
that Rights may be issued with respect to shares of Common Stock that shall become outstanding after the Distribution Date and prior to the earlier of the Redemption Date or the Expiration Date in accordance with the provisions of
Section 23. Each Right shall initially represent the right to purchase one one-hundredth (1/100th) of a share of Series A Participating Cumulative Preferred Stock, par value $0.01 per share, of the Company (the "Preferred Shares"), having the powers, rights and preferences set forth in the Statement of Designation of Rights and Preferences attached as Exhibit A.

     Accordingly, in consideration of the premises and the mutual agreements set forth in this Rights Agreement, the Company and the Rights Agent hereby agree as follows:

SECTION 1.  CERTAIN DEFINITIONS

     For purposes of this Rights Agreement, the following terms have the meanings indicated:

     "Acquiring Person" shall mean any Person which, alone or together with all
      ----------------
Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares then outstanding, but shall not include (a) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any of its Subsidiaries, or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan or (b) any such Person who has become such a Beneficial Owner solely because (i) of a change in the aggregate number of Common Shares outstanding since the last date on which such Person acquired Beneficial

                                                                           PAGE1

Ownership of any Common Shares or (ii) it acquired such Beneficial Ownership in the good-faith belief that such acquisition would not (y) cause such Beneficial Ownership to exceed 15% of the Common Shares then outstanding and such Person relied in good faith in computing the percentage of its Beneficial Ownership on publicly filed reports or documents of the Company that are inaccurate or out-of-date or (z) otherwise cause a Distribution Date or the adjustment provided for in Section 11(a) to occur. Notwithstanding clause (b) of the prior sentence, if any Person that is not an Acquiring Person due to such clause (b) does not reduce its percentage of Beneficial Ownership of Common Shares to below 15% by the Close of Business on the fifth Business Day after notice from the Company (the date of notice being the first day) that such Person's Beneficial Ownership of Common Shares so exceeds 15%, such Person shall, at the end of such five Business Day period, become an Acquiring Person (and such clause (b) shall no longer apply to such Person). For purposes of this definition, the determination whether any Person acted in "good faith" shall be conclusively determined by the Company's Board of Directors, acting by a vote of those directors of the Company whose approval would be required to redeem the Rights under Section 24.

     "Affiliate" and "Associate," when used with reference to any Person, shall
      ---------       ---------
have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Rights Agreement.

     A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to
                                   ----------------
"beneficially own," and shall be deemed to have "Beneficial Ownership" of, any
 ----------------                                --------------------
securities:

            (a) that such Person or any of such Person's Affiliates or Associates is deemed to "beneficially own" within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Rights Agreement;

            (b) that such Person or any of such Person's Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall
                                        --------  -------
     not be deemed the Beneficial Owner of, or to beneficially own, or to have Beneficial Ownership of, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder or (ii) the right to vote pursuant to any agreement, arrangement or understanding (written

                                                                           PAGE2
     or oral); provided, however, that a Person shall not be deemed the
               --------  -------
     Beneficial Owner of, or to beneficially own, any security if (A) the agreement, arrangement or understanding (written or oral) to vote such security arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (B) the beneficial ownership of such security is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

            (c) that are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (b) (ii) of this definition) or disposing of any securities of the Company.

Notwithstanding the foregoing, nothing contained in this definition shall cause a Person ordinarily engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired in a bona fide firm commitment underwriting pursuant to an underwriting agreement with the Company.

     "Book Value," when used with reference to Common Shares issued by any
      ----------
Person, shall mean the amount of such Person's equity applicable to each Common Share, determined (a) in accordance with generally accepted accounting principles in effect on the date as of which such Book Value is to be determined, (b) using all the consolidated assets and all the consolidated liabilities of such Person on the date as of which such Book Value is to be determined, except that no value shall be included in such assets for goodwill arising from consummation of a business combination, and (c) after giving effect to (i) the exercise of all rights, options and warrants to purchase such Common Shares (other than the Rights), and the conversion of all securities convertible into such Common Shares, at an exercise or conversion price, per Common Share, that is less than such Book Value before giving effect to such exercise or conversion (whether or not exercisability or convertibility is conditioned upon occurrence of a future event), (ii) all dividends and other distributions on the capital stock of such Person declared prior to the date as of which such Book Value is to be determined and to be paid or made after such date, and (iii) any other agreement, arrangement or understanding (written or oral), or transaction or other action prior to the date as of which such Book Value is to be determined that would have the effect of thereafter reducing such Book Value.

     "Business Combination" shall have the meaning set forth in Section
      --------------------
11(c)(i).

                                                                           PAGE3

     "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and
      ------------
Friday that is not a day on which banking institutions in New York, New York, or Seattle, Washington, are authorized or obligated by law or executive order to close.

     "Statement of Designation of Rights and Preferences" shall mean the
      --------------------------------------------------
Statement of Designation of Rights and Preferences Series A Participating Cumulative Preferred Stock setting forth the powers, preferences, rights, qualifications, limitations and restrictions of such series of Preferred Stock of the Company, a copy of which is attached to this Rights Agreement as Exhibit A.

     "Close of Business" on any given date shall mean 5 p.m., New York City
      -----------------
time, on such date; provided, however, that if such date is not a Business Day,
                    --------  -------
"Close of Business" shall mean 5 p.m., New York City time, on the next succeeding Business Day.

     "Common Shares," when used with reference to the Company prior to a
      -------------
Business Combination, shall mean the shares of Common Stock of the Company or any other shares of capital stock of the Company into which the Common Stock shall be reclassified or changed. "Common Shares," when used with reference to any Person (other than the Company prior to a Business Combination), shall mean shares of capital stock of such Person (if such Person is a corporation) of any class or series, or units of equity interests in such Person (if such Person is not a corporation) of any class or series, the terms of which do not limit (as a maximum amount and not merely in proportional terms) the amount of dividends or income payable or distributable on such class or series or the amount of assets distributable on such class or series upon any voluntary or involuntary liquidation, dissolution or winding up of such Person and do not provide that such class or series is subject to redemption at the option of such Person, or any shares of capital stock or units of equity interests into which the foregoing shall be reclassified or changed; provided, however, that, if at any
                                            --------  -------
time there shall be more than one such class or series of capital stock or equity interests of such Person, "Common Shares" of such Person shall include all such classes and series substantially in the proportion of the total number of shares or other units of each such class or series outstanding at such time.

     "Common Stock" shall have the meaning set forth in the introductory
      ------------
paragraph of this Rights Agreement.

     "Company" shall have the meaning set forth in the introductory paragraph of
      -------
this Rights Agreement; provided, however, that if there is a Business
                       --------  -------
Combination, "Company" shall have the meaning set forth in Section 11(c)(iii).

     The term "control" with respect to any Person shall mean the power to
               -------
direct the management and policies of such Person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an

                                                                           PAGE4
agreement, arrangement or understanding (written or oral) with one or more other Persons by or through stock ownership, agency or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

     "Distribution Date" shall have the meaning set forth in Section 3(b).
      -----------------

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as in effect
      ------------
on the date in question, unless otherwise specifically provided in this Rights Agreement.

     "Exchange Consideration" shall have the meaning set forth in Section
      ----------------------
11(b)(i).

     "Expiration Date" shall have the meaning set forth in Section 7(a).
      ---------------

     "Formula Number" shall have the meaning set forth in the Statement of
      --------------
Designation of Rights and Preferences.

     "Major Part," when used with reference to the assets of the Company and its
      ----------
Subsidiaries as of any date, shall mean assets (a) having a fair market value aggregating 50% or more of the total fair market value of all the assets of the Company and its Subsidiaries (taken as a whole) as of the date in question, (b) accounting for 50% or more of the total value (net of depreciation and amortization) of all the assets of the Company and its Subsidiaries (taken as a whole) as would be shown on a consolidated or combined balance sheet of the Company and its Subsidiaries as of the date in question, prepared in accordance with generally accepted accounting principles then in effect, or (c) accounting for 50% or more of the total amount of net income or revenues of the Company and its Subsidiaries (taken as a whole) as would be shown on a consolidated or combined statement of income of the Company and its Subsidiaries for the period of 12 months ending on the last day of the Company's monthly accounting period next preceding the date in question, prepared in accordance with generally accepted accounting principles then in effect.

     "Market Value," when used with reference to Common Shares on any date,
      ------------
shall mean the average of the daily closing prices, per share, of such Common Shares for the period that is the shorter of (a) 30 consecutive Trading Days immediately prior to the date in question and (b) the number of consecutive Trading Days beginning on the Trading Day immediately after the date of the first public announcement of the event requiring a determination of the Market Value and ending on the Trading Day immediately prior to the record date of such event; provided, however, that, in the event that the Market Value of such
       --------  -------
Common Shares is to be determined in whole or in part during a period following the announcement by the issuer of such Common Shares of any action of the type described in Section 12(a) that would require an adjustment thereunder, then, and in each such case, the Market Value of such Common Shares shall be appropriately adjusted to reflect the effect of such action on

                                                                           PAGE5
the market price of such Common Shares. The closing price for each Trading Day shall be the closing price quoted on the composite tape for securities listed on the New York Stock Exchange, or, if such securities are not quoted on such composite tape or if such securities are not listed on such exchange, on the principal United States securities exchange registered under the Exchange Act (or any recognized foreign stock exchange) on which such securities are listed or, if such securities are not listed on any such exchange, the average of the closing bid and asked quotations with respect to a share of such securities on the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use or, if no such quotations are available, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such securities selected by the Company's Board of Directors. If on any such Trading Day no market maker is making a market in such securities, the closing price of such securities on such Trading Day shall be deemed to be the fair value of such securities as determined in good faith by the Company's Board of Directors (whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent, the holders of Rights and all other Persons); provided, however, that for the
                                              --------  -------
purpose of determining the closing price of the Preferred Shares for any Trading Day on which there is no such market maker for the Preferred Shares, the closing price on such Trading Day shall be deemed to be the Formula Number times the closing price of the Common Shares of the Company on such Trading Day.

     "Person" shall mean an individual, corporation, partnership, joint venture,
      ------
association, trust, unincorporated organization or other entity.

     "Preferred Shares" shall have the meaning set forth in the introductory
      ----------------
paragraph of this Rights Agreement. Any reference in this Rights Agreement to Preferred Shares shall be deemed to include any authorized fraction of a Preferred Share, unless the context otherwise requires.

     "Preferred Stock" shall mean the Series A Participating Cumulative
      ---------------
Preferred Stock of the Company, par value $.01 per share.

     "Principal Party" shall mean the Surviving Person in a Business
      ---------------
Combination; provided, however, that, if such Surviving Person is a direct or
             --------  -------
indirect Subsidiary of any other Person, "Principal Party" shall mean the Person which is the ultimate parent of such Surviving Person and which is not itself a Subsidiary of another Person. In the event ultimate control of such Surviving Person is shared by two or more Persons, "Principal Party" shall mean that Person which is immediately controlled by such two or more Persons.

     "Purchase Price" with respect to each Right shall mean $14.00, subject to
      --------------
adjustment as provided herein, and shall be payable in lawful money of the United

                                                                           PAGE6

States of America. All references herein to the Purchase Price shall mean the Purchase Price as in effect at the time in question.

     "Record Date" shall have the meaning set forth in the introductory
      -----------
paragraph of this Rights Agreement.

     "Redemption Date" shall have the meaning set forth in Section 24(a).
      ---------------

     "Redemption Price" with respect to each Right shall mean $.01, as such
      ----------------
amount may from time to time be adjusted in accordance with Section 12. All references in this Rights Agreement to the Redemption Price shall mean the Redemption Price as in effect at the time in question.

     "Registered Common Shares" shall mean Common Shares that are, as of the
      ------------------------
date of consummation of a Business Combination, and have continuously been for the 12 months immediately preceding such date, registered under Section 12 of the Exchange Act.

     "Right Certificate" shall mean a certificate evidencing a Right in
      -----------------
substantially the form attached to this Rights Agreement as Exhibit B.

     "Right" shall mean the right to purchase Preferred Shares (or other
      -----
securities) as provided in this Rights Agreement.

     "Securities Act" shall mean the Securities Act of 1933, as in effect on the
      --------------
date in question, unless otherwise specifically provided in this Rights
Agreement.

     "Subsidiary" shall mean a Person, at least a majority of the total
      ----------
outstanding voting power (being the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such Person (if such Person is a corporation) or to participate in the management and control of such Person (if such Person is not a corporation)) of which is owned, directly or indirectly, by another Person or by one or more other subsidiaries of such other Person or by such other Person or by one or more other Subsidiaries of such other Person.

     "Surviving Person" shall mean (a) the Person which is the continuing or
      ----------------
surviving Person in a consolidation or merger specified in Section 11(c)(i)(A) or 11(c)(i)(B) or (b) the Person to which the Major Part of the assets of the Company and its Subsidiaries is sold, leased, exchanged or otherwise transferred or disposed of in a transaction specified in Section 11(c)(i)(C); provided,
                                                                  --------
however, that if the Major Part of the assets of the Company and its
-------
subsidiaries is sold, leased, exchanged or otherwise transferred or disposed of in one or more related transactions specified in Section 11(c)(i)(C) to more than one Person, the "Surviving Person" in such case shall

                                                                           PAGE7
mean the Person that acquired assets of the Company and/or its Subsidiaries with the greatest fair market value in such transaction or transactions.

     "Trading Day" shall mean a day on which the principal national securities
      -----------
exchange (or principal recognized foreign stock exchange, as the case may be) on which any securities or Rights, as the case may be, are listed or admitted to trading is open for the transaction of business or, if the securities or Rights in question are not listed or admitted to trading on any national securities exchange (or recognized foreign stock exchange, as the case may be), a Business Day.

SECTION 2.  APPOINTMENT OF RIGHTS AGENT

     The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who prior to the Distribution Date shall also be the holders of the Common Stock) in accordance with the terms and conditions of this Rights Agreement , and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint one or more co-Rights Agents as it may deem necessary or desirable (the term "Rights Agent" being used in this Rights Agreement to refer, collectively, to the Rights Agent together with any such co-Rights Agents). In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents shall be as the Company shall determine.

SECTION 3.  ISSUE OF RIGHTS AND RIGHT CERTIFICATES

     (a) One Right shall be associated with each Common Share outstanding on the Record Date, each additional Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Expiration Date and each additional Common Share with which Rights are issued after the Distribution Date but prior to the earlier of the Redemption Date and the Expiration Date as provided in Section 23; provided, however, that
                                                        --------  -------
if the number of outstanding Rights are combined into a smaller number of outstanding Rights pursuant to Section 12(a), the appropriate fractional Right determined pursuant to such Section shall thereafter be associated with each such Common Share.

     (b) Until the earlier of (i) the Close of Business on the tenth Business Day after the Date that the Company learns that a Person has become an Acquiring Person and (ii) the Close of Business on such date, if any, as may be designated by the Company's Board of Directors following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any of its Subsidiaries, or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan) for outstanding Common Shares, if upon consummation of such tender or exchange offer such Person could be

                                                                           PAGE8
the Beneficial Owner of 15% or more of the outstanding Common Shares (the
Close of Business on the earlier of such dates being the "Distribution Date"),
(y) the Rights will be evidenced by the certificates for Common Shares registered in the names of the holders thereof and not by separate Right Certificates and (z) the Rights, including the right to receive Right Certificates, will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate evidencing one whole Right for each Common Share (or for the number of Common Shares with which one whole Right is then associated if the number of Rights per Common Share held by such record holder has been adjusted in accordance with the proviso in Section 3(a)). If the number of Rights associated with each Common Share has been adjusted in accordance with the proviso in Section 3(a), at the time of distributing the Right Certificates the Company may make any necessary and appropriate rounding adjustments so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Right in accordance with Section 15(a). As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

     (c) With respect to any certificate for Common Shares, until the earliest of the Distribution Date, the Redemption Date and the Expiration Date, the Rights associated with the Common Shares represented by any such certificate shall be evidenced by such certificate alone, the registered holders of the Common Shares shall also be the registered holders of the associated Rights and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

     (d) Certificates issued for Common Shares after the Record Date (including, without limitation, upon transfer or exchange of outstanding Common Shares), but prior to the earliest of the Distribution Date, the Redemption Date and the Expiration Date, shall have printed on, written on or otherwise affixed to them the following legend:

            This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement dated as of December 7, 1994, as it may be amended from time to time (the "Rights Agreement"), between ProCyte Corporation ("ProCyte") and American Securities Transfer, Inc., as Rights Agent (or between ProCyte and any successor Rights Agent under the Rights Agreement), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of ProCyte. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by

                                                                           PAGE9
     this certificate. ProCyte will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Rights beneficially owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) and by any subsequent holder of such Rights are null and void and nontransferable.

Notwithstanding the requirements of this paragraph (d), the omission of a legend shall not affect the enforceability of any part of this Rights Agreement or the rights of any holder of Rights.

SECTION 4.  FORM OF RIGHT CERTIFICATES

     The Right Certificates (and the form of election to purchase and form of assignment to be printed on the reverse side thereof) shall be in substantially the form set forth as Exhibit B and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Rights Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 7, 11 and 23, the Right Certificates, whenever issued, shall be dated as of the Distribution Date, and on their face shall entitle the holders thereof to purchase such number of Preferred Shares as shall be set forth therein for the Purchase Price set forth therein.

SECTION 5.  EXECUTION, COUNTERSIGNATURE AND REGISTRATION

     (a) The Right Certificates shall be executed on behalf of the Company by the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer or a Vice President (whether preceded by any additional title) of the Company, either manually or by facsimile signature, and have affixed thereon the Company's seal or a facsimile thereof, which shall be attested by the Secretary, an Assistant Secretary or a Vice President (whether preceded by any additional title, provided that such Vice President shall not have also executed the Right Certificates) of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid or obligatory for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such an officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates may nevertheless be countersigned by the Rights Agent and issued and delivered by the

                                                                          PAGE10

Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such an officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of execution of this Rights Agreement any such person was not such an officer of the Company.

     (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office in New York, New York, books for registration and transfer of the Right Certificates issued under this Rights Agreement. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced by each Right Certificate, the certificate number of each Right Certificate and the date of each Right Certificate.

SECTION 6. TRANSFER, SPLIT-UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; LOST, STOLEN, DESTROYED OR MUTILATED RIGHT CERTIFICATES; UNCERTIFICATED RIGHTS

     (a) Subject to the provisions of Sections 7(e) and 15, at any time after the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date and the Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates representing, in the aggregate, the same number of Rights as the Right Certificate or Right Certificates surrendered then represented. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent; provided, however, that neither the Rights Agent nor the
                  --------  -------
Company shall be obligated to take any action whatsoever with respect to the transfer of any Right Certificate surrendered for transfer until the registered holder shall have completed and signed the certification contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to the provisions of Sections 7(e) and 15, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination or exchange of Right Certificates.

                                                                          PAGE11

     (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a valid Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make a new Right Certificate of like tenor and deliver such new Right Certificate to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

     (c) Notwithstanding any other provision of this Rights Agreement, the Company and the Rights Agent may amend this Rights Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Right Certificates.

SECTION 7.  EXERCISE OF RIGHTS; EXPIRATION DATE OF RIGHTS

     (a) Subject to Section 7(e) and except as otherwise provided in this Rights Agreement (including Section 11), each Right shall entitle the registered holder thereof, upon exercise thereof as provided in this Rights Agreement, to purchase for the Purchase Price, at any time after the Distribution Date and at or prior to the earlier of (i) the Close of Business on December 7, 2004 (the Close of Business on such date being the "Expiration Date"), and (ii) the Redemption Date, one one-hundredth (1/100th) of a Preferred Share, subject to adjustment from time to time as provided in Sections 11 and l2.

     (b) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided in this Rights Agreement) in whole or in part at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent in New York, New York, together with payment of the Purchase Price for each one one-hundredth (1/100th) of a Preferred Share as to which the Rights are exercised, at or prior to the earlier of (i) the Expiration Date and (ii) the Redemption Date.

     (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the Preferred Shares to be purchased together with an amount equal to any applicable transfer tax, in lawful money of the United States of America, in cash or by certified check or money order payable to the order of the Company, the Rights Agent shall thereupon (i) either (A) promptly requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent) certificates for the number of Preferred Shares to be purchased and the

                                                                          PAGE12

Company hereby irrevocably authorizes its transfer agent to comply with all such requests or (B) if the Company shall have elected to deposit the Preferred Shares with a depositary agent under a depositary arrangement, promptly requisition from the depositary agent depositary receipts representing the number of one one-hundredths (l/100ths) of a Preferred Share to be purchased (in which case certificates for the Preferred Shares to be represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with all such requests,
(ii) when appropriate, promptly requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with
Section 15, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

     (d) In case the registered holder of any Right Certificate shall exercise fewer than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to his or her duly authorized assigns, subject to the provisions of Section 15.

     (e) Notwithstanding anything in this Rights Agreement to the contrary, any Rights that are at any time beneficially owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person shall be null and void and nontransferable, and any holder of any such Right (including any purported transferee or subsequent holder) shall not have any right to exercise or transfer any such Right.

     (f) Notwithstanding anything in this Rights Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of any Right Certificates upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

     (g) The Company may temporarily suspend, for a period of time not to exceed 90 calendar days after the Distribution Date, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act, on an appropriate form, with respect to the Preferred Shares purchasable upon exercise of the Rights and permit such registration statement to become effective; provided,
           --------
however, that no such suspension shall remain effective after, and the Rights
-------
shall without any further action by the Company or any other Person become exercisable immediately upon, the effectiveness of such registration statement. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended and shall issue a further public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision in this Rights Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification under the blue sky or securities laws of such jurisdiction shall not have been obtained or the exercise of the Rights shall not be permitted under applicable law.

SECTION 8.  CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES

     All Right Certificates surrendered or presented for the purpose of exercise, transfer, split-up, combination or exchange shall, and any Right Certificate surrendered or presented for any purpose that represents Rights that have become null and void and nontransferable pursuant to Section 7(e) shall, if surrendered or presented to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered or presented to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Right Certificate purchased or acquired by the Company. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the Company's written request, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

SECTION 9.  RESERVATION AND AVAILABILITY OF PREFERRED SHARES

     (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any authorized and issued Preferred Shares held in its treasury, free from preemptive rights or any right of first refusal, a number of Preferred Shares sufficient to permit the exercise in full of all outstanding Rights.

     (b) In the event that there shall not be sufficient Preferred Shares issued but not outstanding, or authorized but unissued, to permit the exercise or exchange of Rights in accordance with Section 11, the Company covenants and agrees that it will take all such action as may be necessary to authorize additional Preferred Shares for issuance upon the exercise or exchange of Rights pursuant to Section 11.

                                                                          PAGE14

     (c) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise or exchange of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

     (d) So long as the Preferred Shares issuable upon the exercise or exchange of Rights are to be listed on any national securities exchange, the Company covenants and agrees to use its best efforts to cause, from and after such time as the Rights become exercisable or exchangeable, all Preferred Shares reserved for such issuance to be listed on such securities exchange upon official notice of issuance upon such exercise or exchange.

     (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of Right Certificates or of any Preferred Shares upon the exercise or exchange of Rights. The Company shall not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or in respect of the issuance or delivery of certificates for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or exchange or to issue or deliver any certificates for Preferred Shares upon the exercise or exchange of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

SECTION 10.  PREFERRED SHARES RECORD DATE

     Each Person in whose name any certificate for Preferred Shares is issued upon the exercise or exchange of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date on which the Right Certificate evidencing such Rights was duly surrendered and payment of any Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the
                                              --------  -------
date of such surrender and payment is a date on which the Preferred Shares transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open.

                                                                          PAGE15

SECTION 11. ADJUSTMENTS IN RIGHTS AFTER THERE IS AN ACQUIRING PERSON; EXCHANGE OF RIGHTS FOR SHARES; BUSINESS COMBINATIONS

     (a) Upon a Person becoming an Acquiring Person, proper provision shall be made so that each holder of a Right, except as provided in Section 7(e), shall thereafter have a right to receive, upon exercise thereof for the Purchase Price in accordance with the terms of this Rights Agreement, such number of one one-hundredths (1/100ths) of a Preferred Share as shall equal the result obtained by multiplying the Purchase Price by a fraction, the numerator of which is the number of one one-hundredths (1/100ths) of a Preferred Share for which a Right is then exercisable and the denominator of which is 50% of the Market Value of the Common Shares on the date on which a Person becomes an Acquiring Person. As soon as practicable after a Person becomes an Acquiring Person (provided the Company shall not have elected to make the exchange permitted by Section 11(b)(i) for all outstanding Rights), the Company covenants and agrees to use its best efforts to:

            (i) prepare and file a registration statement under the Securities Act, on an appropriate form, with respect to the Preferred Shares purchasable upon exercise of the Rights;

            (ii) cause such registration statement to become effective as soon as practicable after such filing;

            (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date; and

            (iv) qualify or register the Preferred Shares purchasable upon exercise of the Rights under the blue sky or securities laws of such jurisdictions as may be necessary or appropriate.

     (b)   (i)    The Company's Board of Directors may, at its option, at any time after a Person becomes an Acquiring Person, mandatorily exchange all or part of the then-outstanding and exercisable Rights (which shall not include Rights that shall have become null and void and nontransferable pursuant to the provisions of Section 7(e)) for consideration per Right consisting of one-half of the securities that would be issuable at such time upon the exercise of one Right in accordance with Section 11(a) (the consideration issuable per Right pursuant to this Section 11(b)(i) being the "Exchange Consideration"). The Company's Board of Directors may, at its option, issue, in substitution for Preferred Shares, Common Shares in an amount per Preferred Share equal to the Formula Number if there are sufficient Common Shares issued but not outstanding or authorized but unissued. If the Company's Board of Directors elects to exchange all the Rights for the Exchange Consideration pursuant to this Section 11(b)(i) prior to the physical distribution of the Right Certificates, the Corporation may distribute the Exchange Consideration in lieu of distributing Right Certificates, in which case for purposes of this Rights Agreement holders of Rights shall be deemed to have simultaneously received and surrendered for exchange Right Certificates on the date of such distribution.

            (ii) Any action of the Company's Board of Directors ordering the exchange of any Rights pursuant to Section 11(b)(i) shall be irrevocable and, immediately upon the taking of such action and without any further action and without any notice, the right to exercise any such Right pursuant to Section 11(a) shall terminate and the only right thereafter of a holder of such Right shall be to receive the Exchange Consideration in exchange for each such Right held by such holder or, if the Exchange Consideration shall not have been paid, to exercise any such Right pursuant to Section 11(c)(i). The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect
                    --------  -------
     in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all holders of such Rights at their last addresses as they appear on the registry books of the Rights Agent. Any notice that is mailed in the manner provided in this Rights Agreement shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Rights for the Exchange Consideration will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that shall have become null and void and nontransferable pursuant to the provisions of Section 7(e)) held by each holder of Rights.

     (c)   (i)   In the event that, following a Distribution Date, directly or indirectly, any transactions specified in the following clause (A), (B) or
     (C) of this Section 11(c)(i) (each such transaction being a "Business Combination") shall be consummated:

            (A) the Company shall consolidate with, or merge with and into, any other Person;

            (B) any Person shall merge with and into the Company and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for capital stock or other securities of the Company or of any other Person or cash or any other property; or

                                                                          PAGE17

            (C) the Company shall sell, lease, exchange or otherwise transfer or dispose of (or one or more of its Subsidiaries shall sell, lease, exchange or otherwise transfer or dispose of), in one or more transactions, the Major Part of the assets of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons, then, in each such case, proper provision shall be made so that each holder of a Right, except as provided in Section 7(e), shall thereafter have the right to receive, upon the exercise thereof for the Purchase Price in accordance with the terms of this Rights Agreement, the securities specified below (or, at such holder's option, if any Business Combination is consummated at any time after a Person becomes an Acquiring Person, the securities specified in Section 11(a)):

            (1) If the Principal Party in such Business Combination has Registered Common Shares outstanding, each Right shall thereafter represent the right to receive, upon the exercise thereof for the Purchase Price in accordance with the terms of this Rights Agreement, such number of Registered Common Shares of such Principal Party, free and clear of all liens, encumbrances or other adverse claims, as shall have an aggregate Market Value equal to the result obtained by multiplying the Purchase Price by two; or

            (2) If the Principal Party in such Business Combination does not have Registered Common Shares outstanding, each Right shall thereafter represent the right to receive, upon the exercise thereof for the Purchase Price in accordance with the terms of this Rights Agreement, at the election of the holder of such Right at the time of the exercise thereof, any of:

                 (x) such number of Common Shares of the Surviving Person in such Business Combination as shall have an aggregate Book Value immediately after giving effect to such Business Combination equal to the result obtained by multiplying the Purchase Price by two;

                 (y) such number of Common Shares of the Principal Party in such Business Combination (if the Principal Party is not also the Surviving Person in such Business Combination) as shall have an aggregate Book Value immediately after giving effect to such Business Combination equal to the result obtained by multiplying the Purchase Price by two; or

                                                                          PAGE18

                 (z) if the Principal Party in such Business Combination is an Affiliate of one or more Persons which has Registered Common Shares outstanding, such number of Registered Common Shares of whichever of such Affiliates of the Principal Party has Registered Common Shares with the greatest aggregate Market Value on the date of consummation of such Business Combination as shall have an aggregate Market Value on the date of such Business Combination equal to the result obtained by multiplying the Purchase Price by two.

            (ii) The Company shall not consummate any Business Combination unless each issuer of Common Shares for which Rights may be exercised, as set forth in this Section 11(c), shall have sufficient authorized Common Shares that have not been issued or reserved for issuance (and that shall, when issued upon exercise thereof in accordance with this Rights Agreement, be validly issued, fully paid and nonassessable and free of preemptive rights, rights of first refusal or any other restrictions or limitations on the transfer or ownership thereof) to permit the exercise in full of the Rights in accordance with this Section 11(c) and unless prior thereto:

            (A) a registration statement under the Securities Act, on an appropriate form, with respect to the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights shall be effective under the Securities Act; and

            (B)  the Company and each such issuer shall have:

            (1) executed and delivered to the Rights Agent a supplemental agreement providing for the assumption by such issuer of the obligations set forth in this Section 11(c) (including the obligation of such issuer to issue Common Shares upon the exercise of Rights in accordance with the terms set forth in Sections 11(c)(i) and 11(c)(iii)) and further providing that such issuer, at its own expense, will use its best efforts to:

            (x) cause a registration statement under the Securities Act, on an appropriate form, with respect to the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

            (y) qualify or register the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights

                                                                          PAGE19
          under the blue sky or securities laws of such jurisdictions as may be necessary or appropriate; and

                 (z) list the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights on each national securities exchange on which the Common Shares were listed prior to the consummation of the Business Combination or, if the Common Shares were not listed on a national securities exchange prior to the consummation of the Business Combination, on a national securities exchange;

          (2) furnished to the Rights Agent a written opinion of independent counsel stating that such supplemental agreement is a valid, binding and enforceable agreement of such issuer; and

          (3) filed with the Rights Agent a certificate of a nationally recognized firm of independent accountants setting forth the number of Common Shares of such issuer that may be purchased upon the exercise of each Right after the consummation of such Business Combination.

     (iii) After consummation of any Business Combination and subject to the provisions of Section 11(c)(ii), (A) each issuer of Common Shares for which Rights may be exercised as set forth in this Section 11(c) shall be liable for, and shall assume, by virtue of such Business Combination, all the obligations and duties of the Company pursuant to this Rights Agreement, (B) the term "Company" shall thereafter be deemed to refer to such issuer, (C) each such issuer shall take such steps in connection with such consummation as may be necessary to ensure that the provisions of this Rights Agreement (including the provisions of Sections 11(a) and 11(b)) shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights, and (D) the number of Common Shares of each such issuer thereafter receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions of Sections 11(a) and 12(a), and the provisions of Sections 7, 9 and 10 with respect to the Preferred Shares shall apply, as nearly as reasonably may be, on like terms to any such Common Shares.

SECTION 12.  CERTAIN ADJUSTMENTS

     (a) To preserve the actual or potential economic value of the Rights, if at any time after the date of this Rights Agreement there shall be any change in the Common Shares or the Preferred Shares, whether by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in

                                                                          PAGE20
capitalization, any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Shares or Preferred Shares, as the case may be (other than the Rights or regular quarterly cash dividends), or otherwise, then, in each such event the Company's Board of Directors shall make such appropriate adjustments in the number of Preferred Shares (or the number and kind of other securities) issuable upon exercise of each Right, the Purchase Price and Redemption Price in effect at such time and the number of Rights outstanding at such time (including the number of Rights or fractional Rights associated with each Common Share) such that following such adjustment such event shall not have had the effect of reducing or limiting the benefits the holders of the Rights would have had absent such event.

     (b) If, as a result of an adjustment made pursuant to Section 12(a), the holder of any Right thereafter exercised shall become entitled to receive any securities other than Preferred Shares, then the number of such securities so receivable upon exercise of any Right thereafter shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions of Sections 11(a) and 12(a), and the provisions of Sections 7, 9 and 10 with respect to the Preferred Shares shall apply, as nearly as reasonably may be, on like terms to any such other securities.

     (c) All Rights originally issued by the Company subsequent to any adjustment made to the amount of Preferred Shares or other securities relating to a Right shall evidence the right to purchase, for the Purchase Price, the adjusted number and kind of securities purchasable from time to time under this Rights Agreement upon exercise of the Rights, all subject to further adjustment as provided in this Rights Agreement.

     (d) Irrespective of any adjustment or change in the Purchase Price or the number of Preferred Shares or number or kind of other securities issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the terms that were expressed in the initial Right Certificates issued under this Rights Agreement.

     (e) In any case in which action taken pursuant to Section 12(a) requires that an adjustment be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the Preferred Shares and/or other securities, if any, issuable upon such exercise over and above the Preferred Shares and/or other securities, if any, issuable before giving effect to such adjustment; provided, however, that the Company shall deliver to such
                    --------  -------
holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional securities upon the occurrence of the event requiring such adjustment.

                                                                          PAGE21

SECTION 13.  CERTIFICATE OF ADJUSTMENT

     Whenever an adjustment is made as provided in Section 11 or 12, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Shares a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) in accordance with Section 25. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

SECTION 14.  ADDITIONAL COVENANTS

     (a) Notwithstanding any other provision of this Rights Agreement, no adjustment to the number of Preferred Shares (or fractions of a share) or other securities for which a Right is exercisable or the number of Rights outstanding or associated with each Common Share or any similar or other adjustment shall be made or be effective if such adjustment would have the effect of reducing or limiting the benefits the holders of the Rights would have had absent such adjustment, including, without limitation, the benefits under Sections 11 and 12, unless the terms of this Rights Agreement are amended so as to preserve such benefits.

     (b) The Company covenants and agrees that, after the Distribution Date, except as permitted by Section 26, it will not take (or permit any Subsidiary of the Company to take) any action if at the time such action is taken it is reasonably foreseeable that such action will reduce or otherwise limit the benefits the holders of the Rights would have had absent such action, including, without limitation, the benefits under Sections 11 and 12. Any action taken by the Company during any period after any Person becomes an Acquiring Person but prior to the Distribution Date shall be null and void unless such action could be taken under this Section 14(b) from and after the Distribution Date.

SECTION 15.  FRACTIONAL RIGHTS AND FRACTIONAL SHARES

     (a) The Company may, but shall not be required to, issue fractions of Rights or distribute Right Certificates that evidence fractional Rights. In lieu of such fractional Rights, the Company may pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 15(a), the current market value of a whole Right shall be the closing price of the Rights (as determined pursuant to the second and third sentences of the definition of Market Value contained in Section 1) for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.

     (b) The Company may, but shall not be required to, issue fractions of Preferred Shares upon exercise of the Rights or distribute certificates that evidence fractional Preferred Shares. In lieu of fractional Preferred Shares, the Company may elect to (i) utilize a depository arrangement as provided by the terms of the Preferred Shares or (ii) in the case of a fraction of a Preferred Share (other than one one-hundredth (1/100th) of a Preferred Share or any integral multiple thereof), pay to the registered holders of Right Certificates at the time such Rights are exercised as provided in this Rights Agreement an amount in cash equal to the same fraction of the current market value of one Preferred Share, if any are outstanding and publicly traded (or the Formula Number times the current market value of one Common Share if the Preferred Shares are not outstanding and publicly traded). For purposes of this Section 15(b), the current Market Value of a Preferred Share (or Common Share) shall be the closing price of a Preferred Share (or Common Share) (as determined pursuant to the second and third sentences of the definition of Market Value contained in
Section 1) for the Trading Day immediately prior to the date of such exercise. If, as a result of an adjustment made pursuant to Section 12(a), the holder of any Right thereafter exercised shall become entitled to receive any securities other than Preferred Shares, the provisions of this Section 15(b) shall apply, as nearly as reasonably may be, on like terms to such other securities.

     (c) The Company may, but shall not be required to, issue fractions of Common Shares upon exchange of Rights pursuant to Section 11(b), or to distribute certificates that evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company may pay to the registered holders of Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current Market Value of one Common Share as of the date on which a Person became an Acquiring Person.

     (d) The holder of Rights by the acceptance of the Rights expressly waives his or her right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as provided in this Section 15.

SECTION 16.  RIGHTS OF ACTION

     (a) All rights of action in respect of this Rights Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares), and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares) may, in his or her own behalf and for his or her own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his or her right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in the Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and shall be entitled to specific performance of the obligations of any Person under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Rights Agreement.

     (b) Any holder of Rights who prevails in an action to enforce the provisions of this Rights Agreement shall be entitled to recover the reasonable costs and expenses, including attorneys' fees, incurred in such action.

SECTION 17.  TRANSFER AND OWNERSHIP OF RIGHTS AND RIGHT CERTIFICATES

     (a) Prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares.

     (b) After the Distribution Date, the Right Certificates will be transferable, subject to Section 7(e), only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer.

     (c) The Company and the Rights Agent may deem and treat the Person in whose name a Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated certificate for Common Shares made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

SECTION 18.  RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER

     No holder, as such, of any Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained in this Rights Agreement or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company, including, without limitation, any right to vote for the election of directors or on any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders, or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions of this Rights Agreement .

SECTION 19.  CONCERNING THE RIGHTS AGENT

     (a) The Company agrees to pay to the Rights Agent reasonable and customary compensation for all services rendered by it under this Rights Agreement and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in administering and executing this Rights Agreement and exercising and performing its duties under this Rights Agreement.

     (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Rights Agreement in reliance on any Right Certificate or certificate for the Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

SECTION 20.  MERGER OR CONSOLIDATION OR CHANGE OF RIGHTS AGENT

     (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Rights Agreement; provided, however, that
                                                     --------  -------
such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 22. In case, at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

     (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

SECTION 21.  DUTIES OF RIGHTS AGENT

     The Rights Agent undertakes the duties and obligations imposed by this Rights Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates (or, prior to the Distribution Date, of the Common Shares), by their acceptance thereof, shall be bound:

     (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken, suffered or omitted by it in good faith and in accordance with such opinion.

     (b) Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person) be proved or established by the Company prior to taking, refraining from taking or suffering any action under this Rights Agreement, such fact or matter (unless other evidence in respect thereof be specifically prescribed in this Rights Agreement) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, a Vice President (whether preceded by any additional title), the Treasurer or the Secretary of the Company and delivered to the Rights Agent, and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Rights Agreement in reliance upon such certificate.

     (c) The Rights Agent shall be liable under this Rights Agreement only for its own negligence, bad faith or willful misconduct.

     (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except as to its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

     (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution of this Rights Agreement by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or 12 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act under this Rights Agreement be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or Common Shares to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any Preferred Shares or Common Shares will, when so issued, be validly authorized and issued, fully paid and nonassessable.

     (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performance by the Rights Agent of the provisions of this Rights Agreement.

     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties under this Rights Agreement from any one of the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, a Vice President (whether preceded by any additional title), the Secretary or the Treasurer of the Company in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions of any such officer.

     (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Agreement. Nothing in this Rights Agreement shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty under this Rights Agreement either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct provided reasonable care was exercised in the selection and continued employment thereof.

SECTION 22.  CHANGE OF RIGHTS AGENT

     The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares and the Preferred Shares by registered or certified mail, and to the holders of the Right Certificates (or, prior to the Distribution Date, of the Common Shares) by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and the Preferred Shares by registered or certified mail, and to the holders of the Right Certificates (or, prior to the Distribution Date, of the Common Shares) by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) (who shall, with such notice, submit his or her Right Certificate or, prior to the Distribution Date, the certificate representing his or her Common Shares, for inspection by the Company), then the registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares) may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation in good standing organized and doing business under the laws of the United States or of the state of New York (or of any other state of the United States so long as such corporation is authorized to conduct a stock transfer or corporate trust business in the state of New York) and having a principal office in the state of New York, which is authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000.
After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; provided, however, that the
                                             -----------------
predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it under this Rights Agreement, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and the

Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates (or, prior to the Distribution Date, of the Common Shares). Failure to give any notice provided for in this Section 22, however, or any defect therein shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

SECTION 23.  ISSUANCE OF ADDITIONAL RIGHTS AND RIGHT CERTIFICATES

     Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change made in accordance with the provisions of this Rights Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the earlier of the Redemption Date and the Expiration Date, the Company (a) shall issue, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company, and (b) may issue, in any other case, if deemed necessary or appropriate by the Company's Board of Directors, Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to
--------  -------
the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

SECTION 24.  REDEMPTION AND TERMINATION

     (a) The Company's Board of Directors may, at its option, at any time prior to the earlier of (i) the Close of Business on the tenth Business Day following the date that the Company learns that a Person has become an Acquiring Person and (ii) the Expiration Date, order the redemption of all, but not fewer than all, the then-outstanding Rights at the Redemption Price (the date of such redemption being the "Redemption Date"), and the Company, at its option, may pay the Redemption Price either in cash or Common Shares or other securities of the Company deemed by the Company's Board of Directors, in the exercise of its sole discretion, to be at least equivalent in value to the Redemption Price; provided, however, that in addition to any other limitations contained in this
--------  -------
Rights Agreement on the right to redeem outstanding Rights (including the occurrence of any event or the expiration of any period after which the Rights may no longer be redeemed), for the 120-day period after any date of a change (resulting from a proxy or consent solicitation) in a majority of the Company's Board of Directors in office at the commencement of such solicitation, the Rights may only be redeemed if (A) there are directors then in office who were in office at the commencement of such solicitation and (B) the Company's Board of Directors, with the concurrence of a majority of such directors then in office, determines that such redemption is, in its judgment, in the best interests of the Company and its shareholders.

     (b) Immediately upon the action of the Company's Board of Directors ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within 10 Business Days after the action of the Company's Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then-outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Each such notice of redemption will state the method by which payment of the Redemption Price will be made. The notice, if mailed in the manner provided in this Rights Agreement, shall be conclusively presumed to have been duly given, whether or not the holder of Rights receives such notice. In any case, failure to give such notice by mail, or any defect in the notice, to any particular holder of Rights shall not affect the sufficiency of the notice to other holders of Rights.

SECTION 25.  NOTICES

     Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

          ProCyte Corporation
          12040 115th Avenue N.E.
          Kirkland, WA  98034-6900
          Attention:  President

Subject to the provisions of Section 22, notices or demands authorized by this Rights Agreement to be given or made by the Company or by the holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

          American Securities Transfer, Inc.
          938 Quail Street, Suite 101
          Lakewood, CO  80215

Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to any holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at such holder's address as shown on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares.

SECTION 26.  SUPPLEMENTS AND AMENDMENTS

     At any time prior to the Distribution Date and subject to the last sentence of this Section 26, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Rights Agreement (including, without limitation, the date on which the Distribution Date shall occur, the time during which the Rights may be redeemed pursuant to Section 24 or any provision of the Statement of Designation of Rights and Preferences) without the approval of any holder of the Rights. From and after the Distribution Date and subject to applicable law, the Company may, and the Rights Agent shall if the Company so directs, amend this Rights Agreement without the approval of any holder of Right Certificates to (a) cure any ambiguity or correct or supplement any provision contained in this Rights Agreement that may be defective or inconsistent with any other provision of this Rights Agreement or (b) make any other provisions in regard to matters or questions arising under this Rights Agreement that the Company may deem necessary or desirable and that shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Any supplement or amendment adopted during any period after any Person has become an Acquiring Person but prior to the Distribution Date shall be null and void unless such supplement or amendment could have been adopted under the prior sentence from and after the Distribution Date. Any supplement or amendment to this Rights Agreement duly approved by the Company shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent. Notwithstanding anything contained in this Rights Agreement to the contrary, during the 120-day period after any date of a change (resulting from a proxy or consent solicitation) in a majority of the Company's Board of Directors in office at the commencement of such solicitation, this Rights Agreement may be supplemented or amended only if (i) there are directors then in office who were in office at the commencement of such solicitation and
(ii) the Company's Board of

Directors, with the concurrence of a majority of such directors then in office, determines that such supplement or amendment is, in its judgment, in the best interests of the Company and its shareholders and, after the Distribution Date, the holders of the Rights. In addition, notwithstanding anything to the contrary contained in this Rights Agreement, no supplement or amendment to this Rights Agreement shall be made that (x) reduces the Redemption Price (except as required by Section 12(a)), (y) provides for an earlier Expiration Date, or (z) changes the last two sentences in the definition of Acquiring Person contained in Section 1.

SECTION 27.  SUCCESSORS

     All the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns under this Rights Agreement.

SECTION 28. BENEFITS OF THIS RIGHTS AGREEMENT; DETERMINATIONS AND ACTIONS BY THE COMPANY'S BOARD OF DIRECTORS

     (a) Nothing in this Rights Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, of the Common Shares) any legal or equitable right, remedy or claim under this Rights Agreement; provided, however, that this Rights Agreement shall be for the sole
           --------  -------
and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, of the Common Shares).

     (b) Except as explicitly otherwise provided in this Rights Agreement, the Company's Board of Directors shall have the exclusive power and authority to administer this Rights Agreement and to exercise all rights and powers specifically granted to the Company's Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Rights Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Rights Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Rights Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend this Rights Agreement and a determination of whether there is an Acquiring Person).

SECTION 29.  SEVERABILITY

     If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

SECTION 30.  GOVERNING LAW

     This Rights Agreement and each Right Certificate issued under this Rights Agreement shall be deemed to be a contract made under the laws of the state of Washington and for all purposes shall be governed by and construed in accordance with the law of Washington applicable to contracts to be made and performed entirely within Washington.

SECTION 31.  COUNTERPARTS; EFFECTIVENESS

     This Rights Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, and all of which shall together constitute but one and the same instrument. This Rights Agreement shall be effective as of the Close of Business on the date of this Rights Agreement first set forth above.

SECTION 32.  DESCRIPTIVE HEADINGS

     Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Rights Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed as of the day and year first above written.

                           PROCYTE CORPORATION


                           By:  /s/ Joseph Ashley
                               --------------------------------------
                               Joseph Ashley
                               Its:  President and Chief Executive Officer

                           AMERICAN SECURITIES TRANSFER, INC., as Rights Agent


                           By:  [signature illegible]
                               --------------------------------------
                               Its:  V.P. Operations
                                     --------------------------------

                                                                       EXHIBIT A
                                                                       TO RIGHTS
                                                                       AGREEMENT



                              PROCYTE CORPORATION

                            STATEMENT OF DESIGNATION
                     OF RIGHTS AND PREFERENCES OF SERIES A
                    PARTICIPATING CUMULATIVE PREFERRED STOCK

                     (Pursuant to Section 23B.06.020 of the
                      Washington Business Corporation Act)

                   __________________________________________

     PROCYTE CORPORATION, a Washington corporation (the "Corporation"), hereby states that at a meeting of the Board of Directors of the Corporation duly convened and held on December 7, 1994, the following resolution was duly adopted:

     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the "Board of Directors") in accordance with the provisions of the Articles of Incorporation of the Corporation, the Board of Directors hereby creates a series of Series A Participating Cumulative Preferred Stock, par value $.01 per share, of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof (in addition to the rights and preferences set forth in the Articles of Incorporation of the Corporation that are applicable to the Preferred stock of all series) as follows:

SECTION 1.  DESIGNATION AND NUMBER OF SHARES

     The shares of such series shall be designated as "Series A Participating Cumulative Preferred Stock" (the "Series A Preferred Stock"), par value $.01 per share. The number of shares initially constituting the Series A Preferred Stock shall be 300,000.

SECTION 2.  DIVIDENDS OR DISTRIBUTIONS

     (a) Subject to the prior and superior rights of the holders of shares of any other series of Preferred Stock or other class of capital stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, (1) quarterly dividends payable in cash on the last day of each fiscal quarter in each year, or such other dates as the Corporation's Board of Directors shall approve (each such date being referred to in this Statement of

Designation of Rights and Preferences as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series A Preferred Stock, in the amount of $.01 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series A Preferred Stock pursuant to the following clause (2) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock (the total of which shall not, in any event, be less than zero) and (2) dividends payable in cash on the payment date for each cash dividend declared on the Common Stock in an amount per whole share (rounded to the nearest cent) equal to the Formula Number (as hereinafter defined) then in effect times the cash dividends then to be paid on each share of Common Stock. In addition, if the Corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding whole share of Series A Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of the Common Stock. As used in this Statement of Designation of Rights and Preferences and in the Rights Agreement, the "Formula Number" shall be 100; provided, however, that if at any time after December 8,
                      --------  -------
1994, the Corporation shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock, or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided
                                                                 --------
further, that if at any time after December 8, 1994, the Corporation shall issue
-------
any shares of its capital stock in a merger, reclassification or change of the outstanding shares of Common Stock, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification or change so that each share of Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, reclassification or change.

     (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in Section 2(a) immediately prior to or at the same time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution solely in shares of Common Stock); provided, however,
                                                              --------  -------
that in the event
no dividend or distribution (other than a dividend or distribution in shares of Common Stock) shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.01 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Corporation's Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock.

     (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of Series A Preferred Stock; provided, however, that dividends on such shares that are originally
       --------  -------
issued after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on shares of Series A Preferred Stock that are originally issued prior to the record date for the first Quarterly Dividend Payment shall be calculated as if cumulative from and after the last day of the fiscal quarter (or such other Quarterly Dividend Payment Date as the Corporation's Board of Directors shall approve) next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

     (d) So long as any shares of Series A Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 2 to be declared on the Series A Preferred Stock shall have been declared.

     (e) The holders of shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided in this Statement of Designation of Rights and Preferences.

SECTION 3.  VOTING RIGHTS

     The holders of shares of Series A Preferred Stock shall have the following voting rights:

     (a) Each holder of Series A Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect for each share of Series A Preferred Stock held of record on each matter on which holders of the Common Stock or shareholders generally are entitled to vote, multiplied by the maximum number of votes per share that any holders of the Common Stock or shareholders generally then have with respect to such matter (assuming any holding period or other requirement to vote a greater number of shares is satisfied).

     (b) Except as otherwise provided in this Statement of Designation of Rights and Preferences or by applicable law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of shareholders of the Corporation.

     (c) If, at the time of any annual meeting of shareholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Preferred Stock are in default, the number of directors constituting the Corporation's Board of Directors shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series A Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of shareholders (and at each subsequent annual meeting of shareholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of Series A Preferred Stock being entitled to cast a number of votes per share of Series A Preferred Stock equal to the Formula Number. Until the default in payment of all dividends that permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of shares of Series A Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created shall be filled by the vote of such holders. If and when such default shall cease to exist, the holders of Series A Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payment of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Corporation's Board of Directors shall be reduced by two. The voting rights granted by this
Section 3(c) shall be in addition to any other voting rights granted to the holders of the Series A Preferred Stock in this Section 3.

     (d) Except as provided in this Statement of Designation of Rights and Preferences or by applicable law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth in this Statement of Designation of Rights and Preferences) for authorizing or taking any corporate action.

SECTION 4.  CERTAIN RESTRICTIONS

     (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

            (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

            (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

            (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock; provided, however, that the Corporation may at any time redeem, purchase or
     ------------------
     otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

            (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Corporation's Board of Directors) to all holders of such shares upon such terms as the Corporation's Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

SECTION 5.  LIQUIDATION RIGHTS

     Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (i) $.01 per whole share and (ii) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

SECTION 6.  CONSOLIDATION, MERGER, ETC.

     In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then-outstanding shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event both this Section 6 and Section 2 appear to apply to a transaction, this Section 6 will control.

SECTION 7.  NO REDEMPTION; NO SINKING FUND

     (a) The shares of Series A Preferred Stock shall not be subject to redemption by the Corporation or at the option of any holder of Series A Preferred Stock; provided, however, that the Corporation may purchase or
                 --------  -------
otherwise acquire outstanding shares of Series A Preferred Stock in the open market or by offer to any holder or holders of shares of Series A Preferred Stock.

     (b) The shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

SECTION 8.  RANKING

     The Series A Preferred Stock shall rank junior to all other series of Preferred Stock of the Corporation, unless the Corporation's Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.

SECTION 9.  FRACTIONAL SHARES

     The Series A Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one one-hundredth (1/100th) of a share or any integral multiple of such fraction, and shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, exercise voting rights, participate in distributions and have the benefit of all other rights of holders of Series A Preferred Stock. In lieu of fractional shares, the Corporation, prior to the first issuance of a share or a fraction of a share of Series A Preferred Stock, may elect to (a) make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-hundredth (1/100th) of a share or any integral multiple thereof or (b) issue depository receipts evidencing such authorized fraction of a share of Series A Preferred Stock pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation; provided, however, that such agreement shall provide that the
             ------------------
holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series A Preferred Stock.

SECTION 10.  REACQUIRED SHARES

     Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Corporation's Board of Directors pursuant to the provisions of
Article V of the Corporation's Articles of Incorporation.

SECTION 11.  AMENDMENT

     None of the powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock as provided in this Statement of Designation of Rights and Preferences or in the Articles of Incorporation shall be amended in any manner that would alter or change the powers, preferences, rights or privileges of the holders of Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, voting as a separate class.

     IN WITNESS WHEREOF, this Statement has been signed by the President of ProCyte Corporation on this 7th day of December, 1994.


                           PROCYTE CORPORATION


                           _________________________________
                           By: Joseph Ashley
                           Its:  President and Chief Executive Officer

                                                                       EXHIBIT B
                                                                       TO RIGHTS
                                                                       AGREEMENT


                          [FORM OF RIGHT CERTIFICATE]


Certificate No. [R] -
___________ Rights

     NOT EXERCISABLE AFTER DECEMBER 7, 2004, OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR
     -------------------------------------------------------------------
     ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS
     -------------------------------------------------------------------------
     AGREEMENT) AND BY ANY SUBSEQUENT HOLDER OF SUCH RIGHTS ARE NULL AND VOID
     ------------------------------------------------------------------------
     AND NONTRANSFERABLE.
     -------------------



                               RIGHT CERTIFICATE

                              PROCYTE CORPORATION


     This certifies that___________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of December 7, 1994 (the "Rights Agreement"), between ProCyte Corporation , a Washington corporation (the "Company"), and American Securities Transfer, Inc., as Rights Agent (the "Rights Agent"), unless the Rights evidenced hereby shall have been previously redeemed by the Company, to purchase from the Company at any time after the Distribution Date (as defined in the Rights Agreement) and prior to 5 p.m., New York City time, on December 7, 2004 (the "Expiration Date"), at the principal office of the Rights Agent, or its successors as Rights Agent (in New York, New York), one one-hundredth

(1/100th) of a fully paid, nonassessable share of Series A Participating Cumulative Preferred Stock, par value $.01 per share, of the Company (the "Preferred Shares"), at a purchase price per one one-hundredth (1/100th) of a share equal to $14.00 (the "Purchase Price") payable in cash, upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.

     The Purchase Price and the number and kind of shares that may be purchased upon exercise of each Right evidenced by this Right Certificate, as set forth above, are the Purchase Price and the number and kind of shares that may be so purchased as of December 8, 1994. As provided in the Rights Agreement, the Purchase Price and the number and kind of shares that may be purchased upon the exercise of each Right evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

     If the Rights evidenced by this Right Certificate are at any time beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), such Rights shall be null and void and nontransferable and the holder of any such Right (including any purported transferee or subsequent holder) shall not have any right to exercise or transfer any such Right.

     This Right Certificate is subject to all the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated in this Right Certificate by reference and made a part hereof and to which reference to the Rights Agreement is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities under this Right Certificate of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available from the Company upon written request.

     This Right Certificate, with or without other Right Certificates, upon surrender at the principal stock transfer or corporate trust office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number and kind of shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Company at its option at a redemption price (in cash or shares of Common Stock or other securities of the Company deemed by the Company's Board of Directors to be at least equivalent in value) of $.01 per Right (which amount shall be subject to adjustment as provided in the Rights Agreement) at any time prior to the earlier of (i) such time as a (as defined in the Rights Agreement) Person becomes an Acquiring Person and (ii) the Expiration Date; provided, however, that for the 120-day period after any date of a change
--------  -------
(resulting from a proxy or consent solicitation) in a majority of the Company's Board of Directors in office at the commencement of such solicitation, the Rights may only be redeemed if (A) there are directors then in office who were in office at the commencement of such solicitation and (B) the Company's Board of Directors, with the concurrence of a majority of such directors then in office, determines that such redemption is, in its judgment, in the best interests of the Company and its shareholders.

     The Company may, but shall not be required to, issue fractions of Preferred Shares or distribute certificates that evidence fractions of Preferred Shares upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing fractional shares, the Company may elect to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-hundredth (1/100th) of a share or any integral multiple thereof or to issue certificates or utilize a depository arrangement as provided in the terms of the Rights Agreement and the Preferred Shares.

     No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company that may at any time be issuable on the exercise of the Right or Rights evidenced by this Right Certificate, nor shall anything contained in the Rights Agreement or in this Right Certificate be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company, including, without limitation, any right to vote for the election of directors or on any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders except as provided in the Rights Agreement, or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in accordance with the provisions of the Rights Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.


     Dated as of:_______________

                                   PROCYTE CORPORATION



                                   By: ___________________________________
                                   Its: __________________________________

Attest:



 ______________________________
     [NAME]

Countersigned:


AMERICAN SECURITIES TRANSFER, INC.,

 as Rights Agent


By: _______________________________
Its: ______________________________

                   FORM OF REVERSE SIDE OF RIGHT CERTIFICATE

                               FORM OF ASSIGNMENT

  (To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

     FOR VALUE RECEIVED, _________________________ hereby sells, assigns and transfers unto _________________________________________________________________
_______________________________
                               (please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: __________, 19___


                                     ___________________________________________
                                                       Signature

Signature Guaranteed:

     Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

--------------------------------------------------------------------------------

     The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).


                                     ___________________________________________
                                                       Signature

--------------------------------------------------------------------------------

                FORM OF REVERSE SIDE OF RIGHT CERTIFICATE, CONT.

                          FORM OF ELECTION TO PURCHASE

(To be executed by the registered holder if such holder desires to exercise the
                 Rights represented by the Right Certificate.)

To:  PROCYTE CORPORATION

     The undersigned hereby irrevocably elects to exercise _____________________ Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

________________________________________________________________________________
________________________________________________________________________________
 (Please print name and address and insert social security or other identifying number.)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

________________________________________________________________________________
________________________________________________________________________________
 (Please print name and address and insert social security or other identifying number.)

Dated: _________, 19___

                                     ___________________________________________
                                                      Signature

Signature Guaranteed:

     Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

--------------------------------------------------------------------------------

     The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).


                                     ___________________________________________
                                                      Signature
--------------------------------------------------------------------------------

                                     NOTICE

     The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right

Certificate in every particular, without alteration or enlargement or any change whatsoever.

     In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.